UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2024
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The First of Long Island Corporation
(Exact name of the registrant as specified in its charter)
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New York	001-32964	11-2672906
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

275 Broadhollow Road
Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

(516) 671-4900
(Registrant’s telephone number)

Not applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, $0.10 par value per share	FLIC	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01     Regulation FD Disclosure

The First of Long Island Corporation's (the "Company") subsidiary, The First National Bank of Long Island (the "Bank") was notified by a customer of suspicious wire transfer activity in July 2024 involving the customer's bank accounts. The wire transfer activity arose as the result of unauthorized access to banking information within the customer's control. In an abundance of caution, the Bank completed an investigation with the assistance of a digital forensic investigations firm, which did not yield evidence of unauthorized network activity. Moreover, upon completion of an internal procedural investigation, the Bank believes that it followed its reasonable procedures regarding online wire transfers.

The net amount of funds at issue, after the initial return of recalled wires, involved in the suspicious wire transfer activity is currently $11.1 million. The customer has made a written demand for the restoration of the net amount of funds. The Bank disagrees with the customer's demand and the Bank will vigorously defend its position.

At this time, the Company believes that a potential loss to the Company is not considered probable. The Company has not accrued for a loss.

The Bank does not have reason to believe other customers are involved, and no other incidents have been reported. This incident has not impacted the Bank's ability to serve its customers.

This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report on Form 8-K, except as shall be expressly set forth by specific reference in such filing.

Forward Looking Statements

This Current Report on Form 8-K may contain forward-looking statements as defined by Section 21E of the Exchange Act, that involve significant risks and uncertainties. Such statements are generally contained in sentences including words such as "believe," "continue," "estimate," "expect," "intend," "potential," "preliminary," "may," "should," "could," "would," "anticipate" or "will." Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: additional information regarding the suspicious wire transfer activity; changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposits flows and the cost of funds; demand for loan products; competition; the Company's ability to implement its strategic plan; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the "risk factors" section of the Company's filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this Current Report on Form 8-K, and, except as required by law, the Company assumes no obligation to update the forward-looking statements or to update the reason why actual results could differ from those projected in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The First of Long Island Corporation
(Registrant)

By: /s/ JANET T. VERNEUILLE
Janet T. Verneuille
Senior Executive Vice President,
Chief Financial Officer & Treasurer
(principal financial officer)

Dated: August 28, 2024